                                                                    EXHIBIT 10.9

                                PAYOFF AGREEMENT

                  PAYOFF AGREEMENT (this "Agreement"), dated as of December 18, 2003, by and between NOMURA SPECIAL SITUATIONS INVESTMENT TRUST, a Delaware trust (the "Holder") (as successor-in-interest to Tri-Links Investment Trust, a Delaware trust, successor-in-interest to Nomura Holdings America Inc. ("Nomura")), and LEXINGTON PRECISION CORPORATION, a Delaware corporation (the "Company").

                                R E C I T A L S:

                  WHEREAS, the Company and Nomura heretofore entered into that certain Note Purchase Agreement, dated as of October 27, 1997, as amended from time to time as described on Exhibit A hereto (the "Note Purchase Agreement") (unless otherwise defined, capitalized terms used herein without definition shall have the meanings assigned to them in the Note Purchase Agreement);

                  WHEREAS, Nomura loaned certain sums to the Company (the "Loan") pursuant to the Note Purchase Agreement and such Loan is evidenced by a promissory note dated as of October 27, 1997, as amended from time to time as described on Exhibit A hereto (the "Note" and, together with the Note Purchase Agreement and all of the other agreements, documents and instruments executed in connected therewith, the "Note Documents");

                  WHEREAS, the Loan matured on April 30, 2002 and, pursuant to the terms of the Note Documents, the Company is indebted to the Holder in the principal amount of U.S.$7,500,000 plus accrued unpaid interest and other costs and expenses (together with the other obligations set forth in the Note Documents, the "Outstanding Debt");

                  WHEREAS, the Company has experienced certain financial difficulties, which make the Company unable to repay the Loan in full at this time and to comply with certain provisions of the Note Documents; and

                  WHEREAS, in connection with the Company's overall financial restructuring plan described on Exhibit B hereto (the "Restructuring Plan"), the Company has requested the Holder to accept, and the Holder has agreed to accept, the Payoff Consideration (as defined below) in full and complete satisfaction of the Outstanding Debt, effective as of the Forgiveness Date (as defined below) upon satisfaction of the Forgiveness Conditions (as defined below), on the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the payment of the Payoff Consideration, the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

                  1.       Payoff and Termination.

                  (a) As of the date hereof, the Company shall pay or cause to be paid to the Holder the aggregate sum of U.S. $5,550,000 (plus per diem interest after October 31, 2002 based on the Prime Rate) in immediately available funds by wire transfer (the "Payoff Consideration") in full satisfaction of the Outstanding Debt, effective as of the Forgiveness Date upon satisfaction of the Forgiveness Conditions, subject to Section 1(c) hereof. Upon delivery of the Payoff Consideration, the Holder shall deliver to the Company the executed original Note (or, if not available, a lost note affidavit) and the Note, the Note Purchase Agreement and the other Note Documents shall be terminated effective as of the Forgiveness Date upon satisfaction of the Forgiveness Conditions, subject to Section 1(c) hereof; provided, however, that Sections 8.1 and 8.10(a) of the Note Purchase Agreement shall survive any such termination.

                  (b) Effective as of the first date upon which each of the Forgiveness Conditions is satisfied (the "Forgiveness Date"), subject to Section 1(c) hereof, the Outstanding Debt shall be deemed fully and completely satisfied, the Note Documents shall be deemed terminated (except as otherwise provided in Section 1(a)) and the Company shall be released and discharged from its obligations with respect to the Outstanding Debt and the Note Documents (except as otherwise provided in Section 1(a)).

                  For the purposes of this Agreement, the term "Forgiveness Conditions" shall mean each of the following:

                  (i) 124 days shall have elapsed since the date of this Agreement;

                  (ii) all of the representations and warranties made by the Company in Section 2 shall be true and correct as if such representations and warranties were made on and as of the date hereof and as of the Forgiveness Date;

                  (iii) the Company shall have performed and complied with all of its covenants and obligations contained in this Agreement; and

                  (iv) either (A) no federal or state bankruptcy, reorganization or similar proceeding with respect to the Company shall have been initiated, whether voluntarily or involuntarily, and the Company shall not have made a general assignment for the benefit of its creditors under applicable law; (B) if a federal bankruptcy proceeding with respect to the Company shall have been initiated, whether voluntarily or involuntarily, and no attempt shall have been made to recover the Payoff Consideration, a plan of reorganization of the Company shall have been confirmed by a final order which is not subject to further appeal or review; or (C) if a federal bankruptcy proceeding with respect to the Company shall have been initiated, whether voluntarily or involuntarily, and an attempt shall have been made to recover the Payoff Consideration,

         (x) such attempt shall have been defeated, (y) a plan of reorganization of the Company shall have been confirmed by a final order which is not subject to further appeal or review and (z) the Company shall have reimbursed the Holder for all costs and expenses of the Holder (including reasonable legal fees and expenses) incurred in connection with such proceeding.

                  (c) Notwithstanding any other provision of this Agreement, if for any reason at any time the Holder or any of its affiliates is required by law, rule or regulation, court order or order or mandate of any governmental authority, or any third party acting under authority conferred by any of the foregoing, to return, surrender, turn over, relinquish, give up or disgorge all or any portion of the Payoff Consideration, then, effective immediately, the Outstanding Debt, the Note Documents and the Company's obligations with respect thereto shall be fully and completely reinstated and restored (except to the extent the Holder and its affiliates retain any portion of the Payoff Consideration).

                  2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that on and as of the date hereof:

                  (a) The Company has been duly incorporated and is validly existing in good standing under the laws of Delaware, and has full power and authority to enter into and perform its obligations under this Agreement and the Release (as defined below) (together with any other agreements, documents and instruments executed in connection herewith, the "Payoff Documents"). Each of the Payoff Documents has been duly authorized and validly executed and delivered by the Company. Each of the Payoff Documents constitutes a legal, valid, binding and enforceable agreement of the Company.

                  (b) The Company is not in violation of its certificate of incorporation or bylaws or in default under any agreement, indenture, document or instrument, the effect of which violation or default would have a material adverse effect on the ability of the Company to perform its obligations under any of the Payoff Documents.

                  (c) No authorization, consent or approval of, or filing with, any court or any public body or authority and no consent or approval of any third party or parties is necessary on the part of the Company for the execution, delivery and performance of any of the Payoff Documents or the consummation by the Company of the transactions contemplated thereby, other than those consents, approvals or filings which have already been obtained.

                  (d) There are no actions or proceedings against, or investigations of, the Company pending, or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of any of the Payoff Documents or (ii) seeking to prevent the consummation of the transactions contemplated thereby.

                  (e) The Loan is in default and has been in default since April 30, 2002 and has a remaining unpaid principal balance of U.S. $7,500,000. The Company has no defenses, offsets or counterclaims to the exercise of any remedies available to the Holder in respect of such default.

                  (f) This Agreement is an essential part of the Restructuring Plan. The Company has provided or made available to the Holder accurate and complete copies of all documentation in connection with the Restructuring Plan. No direct or indirect dividend or other distribution in respect of equity securities of the Company is being made in connection with the Restructuring Plan, except for payments not in excess of U.S. $106,000 in the aggregate in respect of dividends on the Company's Series B Preferred Stock. No payment (excluding any payment in capital stock of the Company) is being or will be made to Lubin, Delano & Company, or any partner thereof, any member of the immediate family of any partner of Lubin, Delano & Company or any affiliate of Lubin, Delano & Company or any partner thereof in connection with the performance of investment banking or other services in connection with the Restructuring Plan. The other elements of the Restructuring Plan are being consummated as of the date of this Agreement.

                  (g) The Company has no intention nor foresees any need to become a debtor in any proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors ("Bankruptcy Law") or to make a general assignment for the benefit of its creditors under any applicable law.

                  (h) The Company and its creditors (other than the Holder) have received substantial benefits from the execution and performance of this Agreement.

                  (i) After giving effect to this Agreement and the consummation of the transactions contemplated hereby, after taking into account the contingent agreement of the Holder to forgive the unpaid balance of the Outstanding Debt, subject to Section 1(c) hereof, as of the Forgiveness Date upon satisfaction of the Forgiveness Conditions, (i) the fair value of the assets of the Company will exceed its debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Company will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured,
(iii) the Company will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (iv) the Company will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the date hereof.

                  (j) The Company has consulted with counsel and relied upon counsel's advice in connection with the negotiation and execution of this Agreement and the other Payoff Documents.

                  (k) At the request of the Company and in reliance on this Agreement and the other Payoff Documents, the Holder has agreed, effective as of the Forgiveness Date upon satisfaction of the Forgiveness Conditions, subject to
Section 1(c) hereof, to forgive the unpaid balance of the Outstanding Debt.

                  (l) The Company has no subsidiaries other than Lexington Rubber Group, Inc. and its wholly-owned subsidiary, Lexington Precision GmbH ("LPG"). LPG is not currently engaged in business operations and has assets of less than $50,000. LPG does not have any Released Claims (as defined in the Release).

                  All representations and warranties made by the Company in this
Section 2 shall survive the consummation of the transactions contemplated by this Agreement and the other Payoff Documents and/or any termination of this Agreement or any other Payoff Documents.

                  3. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as follows:

                  (a) The Holder has full power and authority to enter into and perform its obligations under this Agreement.

                  (b) This Agreement has been duly authorized and validly executed and delivered by the Holder. This Agreement constitutes a legal, valid, binding and enforceable agreement of the Holder.

                  (c) The Holder is the holder of the Note free and clear of all liens, pledges and security interests.

                  All representations and warranties made by the Holder in this
Section 3 shall survive until the earlier of the Forgiveness Date and any termination of this Agreement.

                  4.       Additional Covenants.

                  (a) The Company, recognizing that the Holder is changing its position in reliance on this Agreement, covenants and agrees that:

                  (i) for a period of 124 days following the date of this Agreement, it will not, directly or indirectly, file a petition under any Bankruptcy Law or make a general assignment for the benefit of its creditors under applicable law; and

                  (ii) if, at any time after the date hereof, the Company, directly or indirectly, becomes a debtor in any proceeding under any Bankruptcy Law or makes a general assignment for the benefit of its creditors under applicable law: (A) it will not attempt to recover, or suffer to exist any application or action to recover, any payment received by the Holder pursuant to this Agreement or otherwise; (B) such petition or proceeding (if voluntary), assignment or application or action shall have been filed, made or brought in bad faith and in violation of this Agreement, and shall be deemed to have been so filed, made or brought by the bankruptcy or other applicable court, unless, in the case of any such voluntary federal bankruptcy petition or proceeding (but not any petition, proceeding, application or action to recover any payment received by the Holder pursuant to this Agreement or otherwise), the Company can establish to the reasonable satisfaction of the Holder that such petition or proceeding was (x) attributable to a material adverse change with respect to the Company's financial condition that was not foreseeable as of the date hereof and (y) necessary for the survival of the Company (such a petition or proceeding, a "Qualified Proceeding") (it being understood that, for the avoidance of doubt, a Qualified Proceeding constitutes a federal bankruptcy proceeding for purposes of, and subject to, Sections 1(b)(iv)(B) and 1(b)(iv)(C) hereof); (C) it will consent to the dismissal of any such petition or proceeding (except for any such Qualified Proceeding) or any proceeding with respect to any such assignment, application or action; (D) in the case of any such assignment, it will consent to the discharge of the assignee and the authorization of the assignee to release the estate to it; and (E) in addition to any rights the Holder may have under the Payoff Documents, at law or in equity, the Holder shall have the right (and the Company will interpose no objection thereto and hereby waives its rights with respect thereto) to request and receive from the bankruptcy court or any other court of competent jurisdiction, a dismissal of such bankruptcy or other proceeding (except for any such Qualified Proceeding) or such a discharge and release.

                  (b) Nothing in this Agreement or any of the other Payoff Documents shall be deemed in any way to limit or restrict any of the Holder's rights to seek in a bankruptcy court or any other court of competent jurisdiction any relief the Holder may deem appropriate in the event that a voluntary or involuntary petition under any Bankruptcy Law is filed by or against the Company or in the event the Company makes a general assignment for the benefit of its creditors.

                  (c) The Company acknowledges and agrees that the representations, acknowledgments, agreements and warranties in this Agreement and the other Payoff Documents have been made by the Company as a material inducement to the Holder to enter into this Agreement, that the Holder is relying on such representations and warranties, that the Holder is changing its position in reliance thereon and that the Holder would not enter into this Agreement without such representations, acknowledgments, agreements and warranties.

                  (d) Prior to the Forgiveness Date, if at any time the Company shall disclose to a third party the existence or forgiveness of debt owed to the Holder by the Company, then the Company shall also disclose to such third party the contingent forgiveness of debt described in Sections 1(b) and 1(c) hereof.

                  (e) The Company agrees that if it makes a voluntary bankruptcy filing or otherwise violates its obligations under this Section 4 and any amount is recovered from the Holder or any of its affiliates in a bankruptcy or other proceeding involving the Company or any of its creditors, then the Company shall be obligated to pay the recovered amount to the Holder and all related costs and expenses of the Holder (including reasonable legal fees and expenses).

                  (f) On the date of this Agreement, the Company shall pay in full the invoice of Cahill Gordon & Reindel for services rendered to the Holder in connection with this matter.

                  (g) The Company agrees that, from and after the date hereof and until the Forgiveness Date, it shall not, directly or indirectly, use any Remaining Restructuring Plan Proceeds (as defined below) for any purpose other than to fund the operations of, or to invest in, the Company's and its subsidiaries' business, make mandatory payments of principal and interest on, and other payments required in respect of, indebtedness of the Company and its subsidiaries and to pay dividends on and purchase or redeem shares of the Company's Series B Preferred Stock in accordance with its Restated Certificate of Incorporation, as amended. The term "Remaining Restructuring Plan Proceeds" means: (i) any and all proceeds from the Restructuring Plan that are not used on or after the date hereof to (x) make mandatory payments of principal of and interest on indebtedness of the Company, (y) make payments not in excess of U.S. $106,000 in the aggregate in respect of dividends on the Company's Series B Preferred Stock or (z) pay related fees and expenses of the Restructuring Plan; and (ii) any and all amounts available as of the date hereof under the Company's senior secured revolving line of credit. The Company agrees to confirm in writing to the Holder its compliance with this Section 4(g), and to provide the Holder with evidence of such compliance, in each case as the Holder may reasonably request from time to time.

                  5. Other Deliveries. Concurrently with the execution of this Agreement, the Company shall deliver or cause to be delivered to the Holder
(i) a release by the Company and each of its subsidiaries in favor of the Holder and its affiliates in the form of Exhibit C hereto (the "Release") and (ii) a legal opinion of counsel for the Company with respect to this Agreement, the Release and the other Payoff Documents and the transactions contemplated hereby and thereby, addressed to the Holder, in the form of Exhibit D hereto.

                  6. Indemnification. The Company agrees to indemnify and hold harmless the Holder and its affiliates and their respective officers, directors, stockholders, partners, trustees, employees, agents, representatives and attorneys (the "Indemnified Persons") from and against any and all actions, causes of action, suits, losses, liabilities and damages, and all expenses in connection therewith, as incurred, including, without limitation, reasonable attorneys' fees and disbursements, incurred in the investigation and defense of claims and actions, incurred by any Indemnified Persons as a result of any matter arising out of or relating to this Agreement, any of the other Payoff Documents, any of the Note Documents, any transaction contemplated herein or therein and any past, present or future relationship between the Holder or any affiliated entity on the one hand and the Company on the other hand relating to any of the foregoing, except to the extent that any future actions of the Indemnified Persons are determined to have been willful misconduct or in bad faith. The Company shall control the investigation and defense of any such claim or action, at the Company's expense, with counsel selected by the Company and reasonably acceptable to the Indemnified Persons, unless (i) the Company and one or more Indemnified Persons are actual or potential defendants in, or targets of, such claim or action and such Indemnified Person(s) shall have reasonably concluded that there may be legal defenses available to such Indemnified Person(s) which are different from or in addition to those available to the Company or (ii) the Indemnified Persons have reasonable doubts as to the Company's ability to satisfy in full its indemnification obligations under this Section 6 with respect to such claim or action, in either of which cases the Indemnified Persons shall automatically control the investigation and defense of such claim or action, at the Company's expense, with counsel selected by the Indemnified Persons and reasonably acceptable to the Company. At any time when the Company controls the investigation and defense of any such claim or action, the Indemnified Persons shall have the right, at their expense, to employ separate counsel (reasonably acceptable to the Company) in such claim or action and to participate in the investigation and defense thereof. No compromise or settlement of any such claim or action may be effected by the Company without the consent of the Indemnified Persons, which consent shall not be unreasonably withheld, delayed or conditioned, unless such compromise or settlement (i) provides only for monetary relief, (ii) includes a complete and unconditional release of the Indemnified Persons and (iii) does not include any admission of fault or culpability on behalf of the Indemnified Persons, in which case the consent of the Indemnified Persons shall not be required.

                  7. Further Assurances. The parties agree to execute and deliver such instruments and take such further actions as another party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement and the other Payoff Documents. The Company shall pay any costs or expenses incurred by the Holder in connection with this Section 7, including, without limitation, the Holder's reasonable legal fees and expenses.

                  8. Notices. Any notice required or permitted by or in connection with this Agreement or any of the other Payoff Documents, without implying the obligation to provide any such notice, shall be in writing and shall be delivered to the appropriate addresses set forth below or to such other addresses as may be hereafter specified by written notice. Any such notice shall be deemed to be effective one (1) day after dispatch if sent by guaranteed overnight delivery or five (5) days after mailing if sent by first class mail with postage prepaid. All notices shall be deemed to be effective upon receipt if accomplished by hand delivery or by facsimile (with answerback confirmation).

                  If to the Holder:

                  Nomura Special Situations Investment Trust
                  Two World Financial Center, Building B
                  New York, New York 10281
                  Attention: Stuart Simon
                  Facsimile: (212) 667-1861

                  With a copy to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, New York 10005
                  Attention: Robert Usadi
                  Facsimile: (212) 269-5420

                  If to the Company:

                  Lexington Precision Corporation
                  767 Third Avenue
                  New York, New York 10017
                  Attention: President
                  Facsimile: (212) 319-4659

                  With a copy to:

                  Weil, Gotshal & Manges
                  767 Fifth Avenue
                  New York, New York 10153
                  Attention: Marcia L. Goldstein
                  Facsimile: (212) 310-8007

                  9. Choice of Law. The laws of the State of New York shall govern the rights and obligations of the parties to this Agreement, and the interpretation and construction and enforceability hereof, and any and all issues relating to the transactions contemplated hereby, without regard to conflicts of law principles.

                  10. Assignment. This Agreement may not be assigned by the Company without the written consent of the Holder, which consent may be granted or withheld in the Holder's sole and absolute discretion, and any such assignment by the Company without the Holder's consent shall be null and void and of no effect. This Agreement may be freely assigned by the Holder without the consent of any other party hereto.

                  11. Entire Agreement; Amendments. This Agreement (including the exhibits hereto) and the other Payoff Documents constitute the final and entire agreement and understanding of the parties with respect to the payoff of the Loan, and any terms and conditions not set forth in this Agreement and the other Payoff Documents are not a part of the agreement and understanding of the parties with respect to the payoff of the Loan and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. No variation, modification, or changes hereof shall be binding on any party hereto unless set forth in a document executed by all parties hereto.

                  12. Severability. If any paragraph, section, sentence, clause or phrase contained in this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining paragraphs, sections, sentences, clauses or phrases contained in this Agreement shall not be affected thereby to the extent that the intent of the parties hereto can be carried out absent such provision.

                  13. No Third Party Beneficiary. The parties hereto do not intend to create rights in or to grant remedies to any third party as a beneficiary of this Agreement or of any duty, covenant, obligation or undertaking established herein.

                  14. Confidentiality; Public Disclosure. The Company shall not make any disclosure to any person (other than its legal or other advisors on a need-to-know basis and its lenders) or to the public at large (by press release, public filing or otherwise), without the Holder's prior written consent, with respect to the name or identity of the Holder or any of its affiliates, the nature or amount of the Payoff Consideration or any other material term of this Agreement, unless required by applicable law, rule or regulation, court order or order of any governmental authority, or any third party acting under authority conferred by any of the foregoing, in which case the Company shall advise the Holder as soon as possible in advance of making such disclosure so that the Holder may seek any appropriate protective order or other remedy. Subject to the foregoing, the Company shall disclose only such information that, in the opinion of its legal counsel, it is so required to disclose. In connection with any such disclosure, the Company shall use its best efforts to obtain reliable assurance that any available confidential treatment will be accorded any such information, except in connection with any disclosure made in any filing by the Company or its affiliates pursuant to the Securities Exchange Act of 1934, as amended, or any rules and regulations thereunder.

                  15. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an enforceable document, but all of which together shall constitute one and the same document. The delivery of an executed counterpart of this Agreement by facsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement.

                  16. Trial by Jury, Etc. EACH PARTY HERETO, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK, NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH PARTY HERETO WAIVES ANY OBJECTION WHICH IT MAY NOW HAVE OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY ACTION, SUIT OR PROCEEDING.

                  17. Rule of Construction. The parties acknowledge that each party and its legal counsel have reviewed this Agreement (including the exhibits hereto) and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement (including the exhibits hereto) or any amendments hereof.

                            [Signature page follows]

                  IN WITNESS WHEREOF, the parties have executed this Payoff Agreement as of the date first written above.

                                 NOMURA SPECIAL SITUATIONS INVESTMENT TRUST

                                 By: Wilmington Trust Company
                                     as Owner Trustee

                                 By: /s/ Jeanne M. Oller
                                     ------------------------------------------
                                     Name:  Jeanne M. Oller
                                     Title: Financial Services Officer

                                 LEXINGTON PRECISION CORPORATION

                                 By: /s/ Michael A. Lubin
                                     -------------------------------------------
                                     Name:  Michael A. Lubin
                                     Title: Chairman

                                    EXHIBIT A

                                 NOTE DOCUMENTS

1. Note Purchase Agreement, dated as of October 27, 1997, between Lexington Precision Corporation and Nomura Holding America Inc.

2. 10-1/2% Senior Unsecured Note due February 1, 2000, dated October 27, 1997, issued by Lexington Precision Corporation in favor of Nomura Holding America Inc.

3. Note Amendment No. 1, dated as of January 28, 2000, between Lexington Precision Corporation and Tri-Links Investment Trust (as successor-in-trust to Nomura Holding America Inc.).

4. Agreement, dated as of January 31, 2000, between Lexington Precision Corporation and Tri-Links Investment Trust (as successor-in-trust to Nomura Holding America Inc.).

5. Note Amendment No. 2, dated as of April 30, 2000, between Lexington Precision Corporation and Tri-Links Investment Trust (as successor-in-trust to Nomura Holding America Inc.).

6. Note Amendment No. 3, dated as of July 31, 2000, between Lexington Precision Corporation and Tri-Links Investment Trust (as successor-in-trust to Nomura Holding America Inc.).

7. Note Amendment No. 4, dated as of October 31, 2000, between Lexington Precision Corporation and Tri-Links Investment Trust (as successor-in-trust to Nomura Holding America Inc.).

8. Note Amendment No. 5, dated as of January 31, 2001, between Lexington Precision Corporation and Tri-Links Investment Trust (as successor-in-trust to Nomura Holding America Inc.).

9. Note Amendment No. 6, dated as of April 30, 2001, between Lexington Precision Corporation and Tri-Links Investment Trust (as successor-in-trust to Nomura Holding America Inc.).

10. Note Amendment No. 7, dated as of July 31, 2001, between Lexington Precision Corporation and Tri-Links Investment Trust (as successor-in-trust to Nomura Holding America Inc.).

11. Note Amendment No. 8, dated as of October 31, 2001, between Lexington Precision Corporation and Nomura Special Situations Investment Trust (as successor-in-trust to Nomura Holding America Inc.).

12. Note Amendment No. 9, dated as of January 31, 2002, between Lexington Precision Corporation and Tri-Links Investment Trust (as successor-in-trust to Nomura Holding America Inc.).

                                    EXHIBIT B

                               RESTRUCTURING PLAN

                                 [See Attached]

                         LEXINGTON PRECISION CORPORATION

                               SUMMARY OF TERMS OF
                        PURCHASE OF SENIOR UNSECURED NOTE

PRINCIPAL OUTSTANDING:   $ 7,500,000.00

PURCHASE PRICE:          $ 5,810,089.73

                         LEXINGTON PRECISION CORPORATION

                               SUMMARY OF TERMS OF
                          13% JUNIOR SUBORDINATED NOTES

  PRINCIPAL AMOUNT:                   $ 346,667

  MATURITY:                           November 1, 2009.

  INTEREST RATE:                      13% per annum.

  INTEREST PAYMENT DATES:             February 1, May 1, August 1, and
                                      November 1.

  WARRANTS TO PURCHASE COMMON STOCK:  3,467 Warrants, each of which will entitle the holder to purchase one share of common stock at a purchase price of $3.50 per share at any time during the period August 1, 2005, through August 1, 2009. The Warrants will be detachable from the New Junior Subordinated Notes at any time after July 31, 2005. Prior to that time, the New Junior Subordinated Notes and the Warrants will be transferable only as a unit.

  OPTIONAL REDEMPTIONS:               At any time, at par plus accrued interest.

COMMON STOCK TO BE ISSUED TO HOLDERS OF OLD JUNIOR SUBORDINATED NOTES:

ACCRUED INTEREST TO BE CONVERTED:                  $ 235,469.63
                                                   ============
CONVERSION PRICE:                                  $       2.27 per share
                                                   ============
COMMON SHARES TO BE ISSUED:                             103,731 shares
                                                   ============

                         LEXINGTON PRECISION CORPORATION

                               SUMMARY OF TERMS OF
                    ABLECO SECURED TERM LOAN (REAL PROPERTY)

AMOUNT:                    $11,500,000.00

BORROWERS:                 Lexington Precision Corporation and Lexington Rubber
                           Group, Inc.

LENDER(S):                 Ableco Finance LLC and/or an affiliate thereof, and
                           participants.

AMORTIZATION:              Equal monthly payments of $95,833.33 with a balloon
                           payment due at maturity.

SECURITY:                  First lien on all real property and a second lien on
                           all other assets, tangible and intangible.

INTEREST RATE:             Four percent (4.0%) over the Prime Rate publicly
                           announced by a major commercial bank selected by Lender (the "Prime Rate"), but not less than eight and one quarter percent (8.25%) per annum.

FUNDING FEE:               $215,625 payable at the closing and on each
                           anniversary of the closing.

CONTRACT TERM:             Four years from the date of closing. There shall be
                           no early termination fee associated with this transaction, provided the loan is repaid in full
                           Optional prepayments will be permitted in minimum increments of $100,000.

COVENANTS:                 Financial covenants (including minimum EBITDA,
                           maximum secured debt/EBITDA, and minimum fixed charge coverage) and other affirmative and negative covenants customary for similar transactions.

MINIMUM AVAILABILITY:      Borrower shall have excess availability under the
                           revolving credit facility at closing of not less than $5,500,000 after giving effect to all transactions related to closing, Including all related fees and expenses. Accounts payable must be in a condition satisfactory to Lender.

                         LEXINGTON PRECISION CORPORATION

                               SUMMARY OF TERMS OF
                     CONGRESS/CIT REVOLVING CREDIT FACILITY

Amount:                    $23,500,000.00

Borrowers:                 Lexington Precision Corporation and Lexington Rubber
                           Group, Inc.

Lenders:                   Congress Financial Corporation and CIT Business
                           Credit, Inc.

Availability Formulae:

  Accounts Receivable:     88% of eligible domestic accounts receivable and 80%
                           of eligible foreign accounts receivable.

  Inventory:               65% of eligible inventory.

Security:                  First lien on all assets other than real property.

Interest Rate:             3.25% over LIBOR or 1 % over the Prime Rate.

Funding Fee:               $352,500 payable at closing.

Contract Term:             June 30, 2006.

Covenants;                 Financial covenants (including minimum net worth,
                           minimum EBITDA, and minimum fixed charge coverage) and other affirmative and negative covenants customary for similar transactions.

Minimum Availability:      Borrower shall have excess availability under the
                           revolving credit facility of not less than $5,500,000 at closing after giving effect to all transactions related to closing, including all related fees and expenses and not less than $3,000,000 thereafter.

                         LEXINGTON PRECISION CORPORATION

                               SUMMARY OF TERMS OF
                   CONGRESS/CIT SECURED TERM LOAN (EQUIPMENT)

Amount:                    $13,500,000.00

Borrowers:                 Lexington Precision Corporation and Lexington Rubber
                           Group. Inc.

Lenders:                   Congress Financial Corporation and CIT Business
                           Credit, Inc.

Amortization:              Equal monthly payments of $300,000 with a balloon
                           payment due at maturity.

Security:                  First lien on all assets other than real property.

Interest Rate:             3.75% over LIBOR.

Funding Fee:               $202,500 payable at closing.

Maturity:                  June 30, 2006.

Covenants:                 Financial covenants (including minimum net worth,
                           minimum EBITDA, and minimum fixed charge coverage) and other affirmative and negative covenants customary for similar transactions.

Minimum Availability:      Borrower shall have excess availability under the
                           revolving credit facility of not less than $5,500,000 at closing after giving effect to all transactions related to closing, including all related fees and expenses, and not less than $3,000,000 thereafter.

                         LEXINGTON PRECISION CORPORATION

                               SUMMARY OF TERMS OF
                          12% SENIOR SUBORDINATED NOTES

Maturity Date:             August 1, 2009

Principal Amount:          $42,515,084.63

Interest Rate:             12% per annum.

Interest Payments:         Quarterly on each February 1, May 1, August 1, and
                           November 1.

Optional Redemption:       At any time, at par plus accrued interest.

Participation Fee:         None.

Warrants:                  425,151 Warrants, each of which will entitle the
                           holder to purchase one share of common stock at a purchase price of $3.50 per share at any time during the period August 1, 2005, through August 1, 2009.
                           The Warrants will be detachable from the New Senior
                           Subordinated Notes at any time after July 31, 2005.
                           Prior to that time, the New Senior Subordinated Notes and the Warrants will be transferable only as a unit.

Covenants:                 Limitations on the incurrence of debt, payment of
                           cash dividends, and repurchase of capital stock.

                         LEXINGTON PRECISION CORPORATION

                 PROJECTED SOURCES AND USES OF FUNDS AT CLOSING
                             AS OF DECEMBER 18, 2003

PROJECTED SOURCES OF FUNDS:

    LOANS RECEIVED:
          Projected Congress Financial revolving loans                12,815,684
          Congress Financial term loans                               13,500,000
          Ableco term loan                                            11,500,000
                                                                      ----------

                  Total projected sources of funds                    37,815,684
                                                                      ==========

PROJECTED USES OF FUNDS:

   LOANS PAID:
          Projected Congress Financial revolving loans                16,800,000
          Congress Financial term loans                                7,065,791
          Bank One term loans                                          4,664,110
          CIT/Equipment Financing term loans                             498,227
          Rock Hill, SC, real estate loan                                901,241
          Senior unsecured note                                        5,810,090
                                                                      ----------
                                                                      35,739,459
                                                                      ==========

   PROJECTED FEES AND EXPENSES PAID:
          Congress Financial                                             555,000
          Ableco                                                         215,625
          Projected other fees and expenses                              500,000
                                                                      ----------
                                                                       1,270,625
                                                                      ----------

   PROJECTED REDUCTION IN ACCOUNTS PAYABLE                               700,000
                                                                      ----------

   PREFERRED DIVIDENDS PAID                                              105,600
                                                                      ----------

          Total projected uses of funds                               37,815,684
                                                                      ==========

                                    EXHIBIT C

                                 FORM OF RELEASE

                  This Release (this "Release") is made as of December ___, 2003, by Lexington Precision Corporation, a Delaware corporation (the "Company"), and Lexington Rubber Group, Inc., a wholly-owned subsidiary of the Company (the "Subsidiary"), in favor of Nomura Special Situations Investment Trust ("NSSIT") (as successor-in-interest to Tri-Links Investment Trust, successor-in-interest to Nomura Holdings America Inc.), and each of the persons and entities identified below as the "Released Parties".

                  WHEREAS, the Company and NSSIT are entering into that certain Payoff Agreement, dated as of the date hereof (the "Payoff Agreement"), pursuant to which NSSIT shall agree to accept certain sums in satisfaction of certain outstanding debts owed by the Company to NSSIT on certain terms and subject to certain conditions; and

                  WHEREAS, the execution and delivery of this Release by each of the Company and the Subsidiary is a condition to NSSIT entering into the Payoff Agreement.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, each of the Company and the Subsidiary hereby agrees as follows:

                  1. Release of Released Parties. Each of the Company and the Subsidiary for itself and any parent, subsidiary and/or affiliated companies and entities and the stockholders, trustees, officers, directors, partners, members, employees, agents, representatives and attorneys of all of the foregoing and their respective heirs, executors, administrators, successors, predecessors, legal representatives and assigns (as hereinafter defined) and all persons claiming by, through or under them or any of them (all hereinafter collectively referred to as the "Releasing Parties"), do hereby remise, release, acquit and forever discharge NSSIT and each of its parent, subsidiary and affiliated companies and entities and the stockholders, trustees, officers, directors, partners, members, employees, agents, accountants, representatives and attorneys of all of the foregoing and their respective heirs, executors, administrators, successors, predecessors, legal representatives and assigns, including, without limitation, Nomura Holding America Inc., Tri-Links Investment Trust and Long Drive Management Trust, as Investment Advisor to certain of the other Released Parties (all hereinafter collectively referred to as the "Released Parties"), of, from and against any and all manner of actions, causes of action, choses in action, suits, debts, dues, sums of money, compensation, accounts, rentals, commissions, reckonings, bonds, bills, specialties, covenants, rights, contracts, controversies, agreements, promises, costs, damages, judgments, executions, claims and demands whatsoever, whether known or unknown, foreseen or unforeseen (regardless of by whom raised), in law or in equity, which the Releasing Parties, and/or any of them, and/or anyone claiming by, through or under any of the Releasing Parties and/or any other person or entity, now have, ever had or may ever have from the beginning of time against the Released Parties (directly or indirectly) or any of them, singly or in any combination, on account of, arising out of, related to or in connection with any thing, cause, matter, transaction, act or omission of any nature whatsoever of, or involving any of the Released Parties (i) in the case of matters on account of, arising out of, or in connection with the Payoff Agreement, the Outstanding Debt (as defined in the Payoff Agreement) or the Note Documents (as defined in the Payoff Agreement), from the beginning of time through the end of time, other than with respect to the Company's rights to enforce the Payoff Agreement and the Lost Note Agreement dated as of December 18, 2003 by NSSIT in favor of the Company, and (ii) in the case of all other matters, from the beginning of time through the date hereof (collectively, the "Released Claims").

                  2. Covenant Not to Sue. Each of the Company and the Subsidiary hereby covenants and agrees, for and on behalf of itself and the Releasing Parties, that it shall forever refrain, and is hereby estopped, from instituting, prosecuting, asserting or otherwise pursuing or pressing against any Released Parties any of the Released Claims.

                  3. Representations and Warranties. Each of the Company and the Subsidiary jointly and severally represent and warrant that as of the date hereof:

                  3.1.     Organization. Each of the Company and the Subsidiary
(i) is a duly incorporated and validly existing entity in good standing under the laws of the jurisdiction of its incorporation, (ii) has the requisite corporate power and authority to carry on its business as now being conducted, and (iii) has the requisite corporate power to execute and deliver, and perform its obligations under, this Release.

                  3.2. Authorization. The execution and delivery by the Company and the Subsidiary of this Release and the performance of their respective obligations hereunder (i) have been duly authorized by all requisite corporate and stockholder action, (ii) will not violate any provision of any applicable legal requirements, any order, writ, decree, injunction or demand of any court or other governmental authority binding upon any of them, any of their respective organizational documents or any indenture or agreement or other instrument to which any of them is a party or by which any of them is bound and
(iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of their respective property or assets pursuant to, any indenture or agreement or instrument. Neither the Company nor the Subsidiary is required to obtain any consent, approval or authorization from or to file any declaration or statement with, any governmental authority or other agency in connection with or as a condition to the execution, delivery or performance of this Release. This Release has been duly authorized, executed and delivered by each of the Company and the Subsidiary.

                  3.3. Enforceability. This Release is a legal, valid and binding obligation of the Company and the Subsidiary, enforceable against each of the Company and the Subsidiary in accordance with its terms.

                  4. Governing Law; Submission to Jurisdiction. This Release shall be construed in accordance with and governed by the substantive laws of the State of New York, without reference to conflict of laws principles. Any legal suit, action or proceeding arising out of or relating to this Release shall be instituted in any federal or state court in New York County, New York, pursuant to section 5-1402 of the New York general obligations law and each of the

Company and the Subsidiary waives any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and each of the Company and the Subsidiary hereby irrevocably submits to the sole and exclusive jurisdiction of any such court in any such action, suit or proceeding.

                  5. Integration; Amendment. This Release constitutes the sole agreement of the parties with respect to the subject matter hereof and supersedes all oral negotiations and prior writings with respect to the subject matter hereof. This Release may not be modified or amended except in a writing executed by the Company, the Subsidiary and NSSIT.

                  6. Successors and Assigns. This Release (i) shall be binding upon each of the Company and the Subsidiary and, where applicable, their respective heirs, executors, administrators, successors and permitted assigns, and (ii) shall inure to the benefit of the Released Parties and, where applicable, their respective heirs, executors, administrators, successors and assigns.

                  7. Severability and Consistency. The illegality, unenforceability or inconsistency of any provisions of this Release shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Release or any instrument or agreement executed in connection herewith.

                  8. Enforcement Costs. The Releasing Parties shall pay all costs, charges and expenses, including reasonable attorneys' fees and disbursements, that may be incurred by any of the Released Parties in enforcing the covenants, agreements, obligations and liabilities of the Company and the Subsidiary under this Release.

                  9. Counterparts. This Release may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, each of the Company and the Subsidiary has executed this Release on the day and year first above written.

                                       LEXINGTON PRECISION CORPORATION

                                       By: ____________________________________
                                       Name:
                                       Title:

                                       LEXINGTON RUBBER GROUP, INC.

                                       By: ____________________________________
                                       Name:
                                       Title:

Acknowledged:

NOMURA SPECIAL SITUATIONS
INVESTMENT TRUST

By: Wilmington Trust Company
    as Owner Trustee

By: ____________________________________
    Name:
    Title:

                                    EXHIBIT D

                           FORM OF OPINION OF COUNSEL

                                                     December __, 2003

Nomura Special Situations Investment Trust
Two World Financial Center
New York, New York 10281

Ladies and Gentlemen:

                  As special counsel to Lexington Precision Corporation, a Delaware corporation ("Company"), and Lexington Rubber Group, Inc., a Delaware corporation (the "Subsidiary"), we are furnishing this opinion to you pursuant to Section 5 of the Payoff Agreement, dated as of December __, 2003, among Nomura Special Situations Investment Trust ("Nomura"), the Company and the Subsidiary (the "Payoff Agreement"). Unless otherwise defined herein, capitalized terms used herein have the meanings set forth in the Payoff Agreement.

                  In connection with this opinion, we have examined, among other documents, copies of the Payoff Agreement and the Release dated as of the date hereof by each of the Company and of the Subsidiary in favor of Nomura (the "Release"; the Payoff Agreement and the Release are referred to herein collectively as the "Payoff Documents"). Subject to the assumptions and qualifications contained herein, we also have examined originals or copies, certified or otherwise identified to our satisfaction of such corporate records of the Company and the Subsidiary, agreements and such other instruments and certificates of public or governmental officials and of officers and representatives of the Company and the Subsidiary, and made such investigations of law, as we have deemed necessary or appropriate as a basis for the opinions expressed below. We have relied as to factual matters upon representations and certificates of the Company and the Subsidiary and their respective officers. We have not independently investigated or verified the facts represented in such certificates and do not opine as to the accuracy of any such facts.

                  In rendering the following opinions, we have assumed, without investigation, that the representations and warranties as to factual matters of each of the Company and the Subsidiary in the Agreement are true and correct. In addition, we have assumed, without investigation, the authenticity of any document or instrument submitted to us as original, the conformity to the originals of any document or instrument submitted to us as a copy, the authenticity of the originals of such latter documents, the legal capacity of natural persons and the genuineness of all signatures on such originals or copies.

                  The phrase "to our knowledge", when used herein, means that our opinion is based solely on matters within the actual present knowledge of the attorneys in this firm who have performed substantive legal services on behalf of the Company in connection with the Payoff Agreement derived from inquiry of the officers of the Company or the Subsidiary (without any independent investigation) and reviewing certificates of such officers.

                  We express no opinion herein as to (i) the waiver of inconvenient forum or any claim that venue is improper or provisions relating to subject matter jurisdiction of the courts set forth in any of the Payoff Documents, (ii) the enforceability of the Payoff Documents, (iii) any laws regarding fraudulent transfers or conveyances, state securities or blue sky laws, rules or regulations, or ERISA or tax laws, rules and regulations. We express no opinion herein with respect to any documents or instruments other than the Payoff Documents.

                  With respect to the opinions set forth in paragraph 1 below, we have relied solely on certificates of good standing or other certificates from the Secretary of State of the State of Delaware.

         Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and, in rendering the following opinions, do not purport to be experts on, or to express an opinion herein concerning, any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States.

         Based upon and subject to the foregoing and the other assumptions and qualifications contained herein, we are of the opinion that:

         B. Each of the Company and the Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         C. Each of the Company and the Subsidiary has the corporate power and authority to execute, deliver and perform the Payoff Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Payoff Documents to which it is a party.

         D. Each of the Company and the Subsidiary has duly executed and delivered each of the Payoff Documents to which it is party.

         E. The execution, delivery and performance by the Company and the Subsidiary of the Payoff Documents to which it is a party do not violate (i) any provision of the Restated Certificate of Incorporation, as amended, of the Company, the Certificate of Incorporation, as amended, of the Subsidiary or By-laws of the Company or the Subsidiary, or (ii) those agreements set forth on attached Schedule 1.

         F. No approval, consent, authorization or order of, or filing with, any governmental authority of the United States of America or the State of New York is required on the part of the Company or the Subsidiary for the execution or delivery by the Company or the Subsidiary of the Payoff Documents to which it is a party, except for filing of a report under the Securities Exchange Act of 1934, as amended.

         G. To our knowledge, no legal or governmental proceedings are pending or threatened against the Company or the Subsidiary or any of their respective properties or assets that seeks to enjoin, prevent or otherwise challenge the consummation of the transactions contemplated by the Payoff Documents.

                  This opinion is provided to you pursuant to the Payoff Agreement and may not be furnished or relied upon by any other Person or for any purpose other than in connection with the transactions contemplated by the Payoff Agreement without our prior written consent in each instance. The opinions expressed herein are rendered as of the date hereof, and we disclaim any undertaking to advise you of changes in law or fact which may affect the continued correctness of any of our opinions as of a later date.

                                              Very truly yours,

                                                                      Schedule 1

                                    Contracts

Each of the following agreements as in effect on the date hereof:

1. Indenture, dated as of December __, 2003, between Lexington Precision Corporation ("LPC"), as issuer, and Wilmington Trust Company, as trustee, with respect to the 12% Senior Subordinated Notes due August 1, 2009 issued by LPC (the "Senior Subordinated Notes").

2. 13% Junior Subordinated Note, dated as of December __, 2003, by LPC payable to Michael A. Lubin in the original principal amount of $347,667.

3. Amended and Restated Loan and Security Agreement dated as of December __, 2003, among LPC, Lexington Rubber Group, Inc. ("LRG"), the lenders as are or may become parties thereto ("Lenders"), and Congress Financial Corporation, as Administrative Agent for the Lenders, and The CIT Group/Commercial Financing, Inc., as co-agent for the Lenders.

4. Loan and Security Agreement, dated as of December __, 2003, among LPC, LRG, the lenders as are or may become parties thereto ("Lenders") and Ableco Finance LLC, as Administrative Agent for the Lenders.